UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 21, 2006 (July 20, 2006)

TETON ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31679	84-1482290
(State of incorporation)	(Commission File No.)	(IRS Employer
Identification No.)

410 17th Street, Suite 1850

Denver, CO 80202

(Address of principal executive offices, including zip code)

(303) 565-4600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry Into A Material Definitive Agreement.

On July 20, 2006, Teton Energy Corporation (“we,” “us,” or the “Company”) finalized an employment agreement with our Chief Financial Officer, Bill I. Pennington.  Under the terms of his employment agreement with the Company, Mr. Pennington is to be compensated at an initial base salary of $190,000.  In addition, Mr. Pennington will be entitled to a bonus of up to 60% of his salary based on 2006 performance and a bonus of up to 100% of his salary each year thereafter.  Mr. Pennington’s employment agreement also provides for an award of 20,000 restricted shares, which vest over a three-year period, which vesting period begins on June 1, 2006.  Mr. Pennington is entitled to 12 months severance in the event he is terminated without cause.  The employment agreement has an effective date as of June 1, 2006.  In addition, we also entered into an indemnification agreement with Mr. Pennington as part of his employment agreement.

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure.

On July 21, 2006, we filed several documents, including, among other things, certain joint operating agreements with our operating partners.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

On July 21, 2006, we filed several documents, including, among other things, certain joint operating agreements with our operating partners.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

Exhibit No.	Description
10.1	Employment Agreement Between Teton Energy Corporation and Bill I. Pennington
10.2	Operating Agreement dated February 1, 2005
10.3	Operating Agreement dated January 27, 2006
10.4	Operating Agreement dated May 22, 2006
23.1	Consent of Petroleum Engineers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: July 21, 2006	TETON ENERGY CORPORATION

	By:	/s/ Karl F. Arleth
Karl F. Arleth, Chief Executive Officer and
President

INDEX TO EXHIBITS

Exhibit No.	Exhibit

10.1	Employment Agreement Between Teton Energy Corporation and Bill I. Pennington
10.2	Operating Agreement dated February 1, 2005
10.3	Operating Agreement dated January 27, 2006
10.4	Operating Agreement dated May 22, 2006
23.1	Consent of Petroleum Engineers